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                                                                    EXHIBIT 99.1


PROXY                          CORTECH, INC.                              PROXY
             6850 N. BROADWAY, SUITE G, DENVER, COLORADO  80221


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORTECH, INC.
   FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ___________, 1998

         The undersigned stockholder of Cortech, Inc. ("Cortech"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus of Cortech and BioStar, Inc., each dated ____________ ___, 1998, and hereby appoints Kenneth R. Lynn proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Cortech, to be held on _______________, 1998, at __:__ _.m. at ________________________________, and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



         THE BOARD OF DIRECTORS AND MANAGEMENT OF CORTECH RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1:      To (i) adopt and approve the Agreement and Plan of Merger and
                 Reorganization, dated as of December 22, 1997, among Cortech,
                 BioStar, Inc. (?BioStar?), a Delaware corporation, and Cortech
                 Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Cortech (?Merger Sub?), and (ii) approve the merger of Merger Sub with and into BioStar pursuant to which BioStar will become a wholly-owned subsidiary of Cortech and the issuance of shares of Cortech Common Stock to the BioStar stockholders.


FOR      [ ]                        AGAINST  [ ]                ABSTAIN [ ]

PROPOSAL 2:      To adopt and approve an Amendment to the Certificate of
                 Incorporation of Cortech which provides for (a) a change in the corporate name of Cortech to "BioStar Holdings, Inc." and
                 (b) a one-for-____ reverse stock split of shares of Cortech
                 Common Stock.

FOR      [ ]                        AGAINST  [ ]                ABSTAIN [ ]



                 (Continued and to be signed on the other side)



                                     1.
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                          (Continued from other side.)





                                          Dated                        , 1998
                                                -----------------------

                                          Signature(s)
                                                      -------------------------

                                          Please sign exactly as your name
                                          appears hereon.  If the stock is
                                          registered in the names of two or
                                          more persons, each should sign.
                                          Executors, administrators, trustees,
                                          guardians and attorneys-in-fact
                                          should add their titles.  If signer
                                          is a corporation, please give full
                                          corporate name and have a duly
                                          authorized officer sign, stating
                                          title.  If signer is a partnership,
                                          please sign in partnership name by
                                          authorized person.

  PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.